Exhibit 99.1

Home Bancorp Announces 2016 Fourth Quarter And Annual Results And Increases Its Quarterly Dividend

LAFAYETTE, La., Jan. 24, 2017 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported net income of $4.3 million for the fourth quarter of 2016, a decrease of $78,000, or 2%, compared to the third quarter of 2016 and an increase of $319,000, or 8%, compared to the fourth quarter of 2015. The fourth quarter of 2015 included merger-related expenses, net of taxes, totaling $407,000, related to the acquisition of Louisiana Bancorp, Inc. ("Louisiana Bancorp"). Excluding merger-related expenses, fourth quarter 2016 net income was down 2% compared to the same quarter last year.

Diluted earnings per share were $0.60 for the fourth quarter of 2016, a decrease of $0.01, or 2%, from the third quarter of 2016 and an increase of $0.04, or 7%, compared to the fourth quarter of 2015. Excluding merger-related expenses, fourth quarter 2016 diluted earnings per share were down $0.02 compared to the same quarter last year.

Net income for the year ended December 31, 2016 was a record $16.0 million, an increase of $3.5 million, or 28%, compared to 2015. Excluding merger-related expenses, net of taxes, of $560,000 and $1.2 million incurred during 2016 and 2015, respectively, and a gain on the sale of a banking center totaling $416,000, net of taxes, in 2016, net income for 2016 was $16.2 million, an increase of 18% compared to 2015.

Diluted earnings per share for 2016 were a record $2.25, an increase of 26% compared to $1.79 in 2015. Excluding merger-related expenses and the banking center gain, 2016 diluted earnings per share were $2.27, an increase of 16% compared to 2015.

"Though we faced a challenging economic environment in a few of our markets," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank, "2016 was a record year from an earnings perspective. We owe that success to our dedicated employees and loyal customers."

"Excluding pay downs in acquired loan portfolios," continued Bordelon, "organic loan growth during the year was 12%."

The Company also announced that its Board of Directors increased its quarterly cash dividend by $0.01 to $0.13 per share payable on February 17, 2017, to shareholders of record as of February 6, 2017.

Loans and Credit Quality

Loans totaled $1.2 billion at December 31, 2016, a decrease of $5.5 million, or 0.4%, from September 30, 2016, and an increase of $3.5 million, or 0.3%, from December 31, 2015. Organic loan growth during 2016 totaled $94.1 million, or 12%. Much of the organic loan growth has been offset by paydowns in acquired mortgage loans. Loan declines during the fourth quarter of 2016 related primarily to one- to four-family first mortgage (down $11.2 million) and home equity loans (down $4.5 million), which were partially offset by increases in construction and land loans (up $5.9 million) and commercial real estate loans (up $5.1 million).

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	December 31,	December 31,	Increase/(Decrease)
(dollars in thousands)	2016	2015	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$341,883	$371,238	$(29,355)	(8)%
Home equity loans and lines	88,821	94,060	(5,239)	(6)
Commercial real estate	427,515	405,379	22,136	5
Construction and land	141,167	136,803	4,364	3
Multi-family residential	46,369	43,863	2,506	6
Total real estate loans	1,045,755	1,051,343	(5,588)	(1)
Other loans:
Commercial and industrial	139,810	125,108	14,702	12
Consumer	42,268	47,915	(5,647)	(12)
Total other loans	182,078	173,023	9,055	5
Total loans	$1,227,833	$1,224,366	$3,467	-%

Nonperforming assets ("NPAs"), excluding purchased credit impaired ("PCI") loans, totaled $16.6 million at December 31, 2016, a decrease of $4.5 million, or 21%, compared to September 30, 2016 and an increase of $5.3 million, or 46%, compared to December 31, 2015. The decrease in NPAs at year-end 2016 was primarily the result of payoffs on certain loans placed on nonaccrual in the second quarter of 2016. The ratio of total NPAs to total assets was 1.07% at December 31, 2016, compared to 1.37% at September 30, 2016 and 0.73% at December 31, 2015.

The Company recorded net loan charge-offs of $182,000 during the fourth quarter of 2016, compared to net loan charge-offs of $54,000 in the third quarter of 2016 and the fourth quarter of 2015. The Company's provision for loan losses for the fourth quarter of 2016 was $500,000, compared to $800,000 for the third quarter of 2016 and $670,000 for the fourth quarter of 2015.

The ratio of the allowance for loan losses to total loans was 1.02% at December 31, 2016, compared to 0.99% and 0.78% at September 30, 2016 and December 31, 2015, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.38% at December 31, 2016, compared to 1.36% and 1.15% at September 30, 2016 and December 31, 2015, respectively.

Direct Energy Exposure

The outstanding balance of direct loans to borrowers in the energy sector totaled $34.0 million, or 3% of total outstanding loans, at December 31, 2016. We also had unfunded loan commitments to customers in the energy sector amounting to $6.7 million at such date. At December 31, 2016, loans constituting 93% of the balance of our direct energy-related loans were performing in accordance with their original loan agreements. Of the remaining 7%, $571,000 had been restructured and were paying in accordance with the restructured terms as of December 31, 2016. The Company holds no shared national credits.

The following table illustrates the composition of the Company's loans to borrowers in the energy sector (which we consider direct energy-related loans) at December 31, 2016.

(dollars in thousands)	Total	Percent
Real estate loans:
Commercial real estate	$12,885	38%
Construction and land	376	1
Total real estate loans	13,261	39
Commercial and industrial:
Equipment	5,676	17
Marine vessels	6,147	18
Accounts receivable	6,042	18
Unsecured	1,531	4
Other	1,321	4
Total commercial and industrial loans	20,717	61
Total energy-related loans	$33,978	100%

The allowance for loan losses attributable to direct energy-related loans totaled 3.35% of the outstanding balance of energy-related loans at December 31, 2016. Over the past 24 months, the Company has increased its overall allowance for loan losses to loans ratio on originated loans from 1.04% at December 31, 2014 to 1.38% at December 31, 2016 due primarily to the potential direct and indirect impact of continuing low energy prices on our borrowers.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $197.1 million at December 31, 2016, an increase of $12.7 million, or 7%, from September 30, 2016, and an increase of $6.4 million, or 3%, from December 31, 2015.

At December 31, 2016, the Company had a net unrealized gain position on its investment securities portfolio of $18,000, compared to net unrealized gains of $2.5 million and $1.3 million at September 30, 2016 and December 31, 2015, respectively. The Company's investment securities portfolio had a modified duration of 3.6 years at December 31, 2016, compared to 3.0 and 3.3 years at September 30, 2016 and December 31, 2015, respectively.

Deposits

Total deposits were $1.2 billion at December 31, 2016, an increase of $27.2 million, or 2%, from September 30, 2016, and an increase of $3.9 million, or 0.3%, from December 31, 2015.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	December31,	December31,	Increase / (Decrease)
(dollars in thousands)	2016	2015	Amount	Percent
Demand deposit	$296,519	$296,617	$(98)	-%
Savings	109,414	109,393	21	-
Money market	264,784	293,637	(28,853)	(10)
NOW	305,092	267,707	37,385	14
Certificates of deposit	272,263	276,863	(4,600)	(2)
Total deposits	$1,248,072	$1,244,217	$3,855	-%

Net Interest Income

Net interest income for the fourth quarter of 2016 totaled $15.6 million, an increase of $63,000, or 0.4%, compared to the third quarter of 2016, and a decrease of $155,000, or 1%, compared to the fourth quarter of 2015. The Company's net interest margin was 4.30% for the fourth quarter of 2016, two basis points lower than the third quarter of 2016 and six basis points lower than the fourth quarter of 2015. The decrease in the net interest margin in the fourth quarter 2016 compared to the third quarter 2016 was due primarily to changes in our interest-earning asset mix and a slight increase in funding cost. The decrease in the net interest margin in the fourth quarter 2016 compared to the fourth quarter 2015 was due primarily to lower average loan yields.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	December 31, 2016		September 30, 2016		December 31, 2015
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable
Originated loans	$881,047	4.97%	$856,706	4.98%	$784,664	5.10%
Acquired loans	344,826	5.56	369,841	5.39	431,580	5.38
Total loan receivable	1,225,873	5.13	1,226,547	5.11	1,216,244	5.20
Investment securities (TE)	186,112	2.06	184,249	2.13	195,250	2.23
Other interest-earning assets	27,118	1.18	15,410	1.78	21,649	0.92
Total interest-earning assets	1,439,103	4.66	1,426,206	4.69	1,433,143	4.73

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	674,438	0.24	666,585	0.23	658,882	0.24
Certificates of deposit	265,614	0.80	264,534	0.79	285,473	0.77
Total interest-bearing deposits	940,052	0.40	931,119	0.39	944,355	0.40
FHLB advances	121,325	1.26	128,033	1.23	138,045	1.09
Total interest-bearing liabilities	$1,061,377	0.50	$1,059,152	0.49	$1,082,400	0.49

Net interest spread (TE)		4.16%		4.20%		4.24%
Net interest margin (TE)		4.30%		4.32%		4.36%

Noninterest Income

Noninterest income for the fourth quarter of 2016 totaled $2.6 million, an increase of $113,000, or 4%, compared to the third quarter of 2016 and an increase of $173,000, or 7%, compared to the fourth quarter of 2015. The increase in noninterest income for the comparative periods resulted primarily from an increase in gains on the sale of mortgage loans (up $146,000 in the fourth quarter of 2016 compared to the third quarter of 2016 and up $156,000 in the fourth quarter 2016 compared to the fourth quarter 2015).

Noninterest Expense

Noninterest expense for the fourth quarter of 2016 totaled $12.0 million, an increase of $1.3 million, or 12%, compared to the third quarter of 2016 and an increase of $405,000, or 4%, compared to the fourth quarter of 2015. Noninterest expense for the fourth quarter of 2015 includes $563,000 of merger-related expenses related to the acquisition of Louisiana Bancorp.

The increase in noninterest expense in the fourth quarter of 2016 compared to the third quarter of 2016 resulted primarily from higher foreclosed assets expenses (up $658,000 resulting from the absence of a $560,000 gain on the sale of foreclosed assets recorded during the third quarter of 2016), other expenses (up $446,000 due primarily to a $344,000 increase in deposit and debit card fraud) and marketing and advertising expenses (up $220,000).

The increase in noninterest expense for the fourth quarter of 2016 compared to the fourth quarter of 2015 resulted primarily from increases in other expenses (up $359,000) and marketing and advertising expenses (up $279,000), which were partially offset by decreases in professional services expense (down $208,000).

Income Tax Expense

The effective tax rate recorded during the fourth quarter of 2016 was 25.8%, which was lower than the effective tax rate recorded in the comparative periods. The lower effective tax rate resulted from our adoption of ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This ASU simplified several aspects of share-based payment transactions, including the income tax consequences. Excess tax benefits and tax deficiencies are now recognized as income tax expense or benefit in the income statement in the period exercise or vesting occurs, whereas they were previously recognized as adjustments to additional paid-in capital. The adoption of ASU No. 2016-09 reduced income tax expense in the fourth quarter by $524,000.

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except earnings per share data)	December 31, 2016	September 30, 2016	December 31, 2015
Reported noninterest expense	$11,957	$10,643	$11,553
Less: Merger-related expenses	-	-	563
Non-GAAP noninterest expense	$11,957	$10,643	$10,990

Reported net income	$4,282	$4,360	$3,963
Add: Merger-related expenses, net tax	-	-	407
Non-GAAP net income	$4,282	$4,360	$4,370

Diluted EPS	$0.60	$0.61	$0.56
Add: Merger-related expenses	-	-	0.06
Non-GAAP diluted EPS	$0.60	$0.61	$0.62

Reported net income	$4,282	$4,360	$3,963
Add: Amortization CDI, net tax	126	127	143
Non-GAAP tangible income	$4,408	$4,487	$4,106

Total Assets	$1,556,732	$1,549,542	$1,551,912
Less: Intangibles	12,762	12,956	15,305
Non-GAAP tangible assets	$1,543,970	$1,536,586	$1,536,607

Total shareholders' equity	$179,843	$177,362	$165,046
Less: Intangibles	12,762	12,956	15,305
Non-GAAP tangible shareholders' equity	$167,081	$164,406	$149,741

Common equity ratio	11.55%	11.45%	10.64%
Less: Intangibles	0.73	0.75	0.90
Non-GAAP tangible common equity ratio	10.82%	10.70%	9.74%

Return on average equity	9.58%	9.91%	9.66%
Add: Intangibles	1.04	1.13	1.46
Non-GAAP return tangible equity	10.62%	11.04%	11.12%

Book value per share	$24.47	$24.22	$22.80
Less: Intangibles	1.74	1.77	2.12
Non-GAAP tangible book value per share	$22.73	$22.45	$20.68

	Year Ended
(dollars in thousands, except earnings per share data)	December 31, 2016	December 31, 2015
Reported noninterest expense	$46,797	$42,022
Less: Merger-related expenses	856	1,411
Non-GAAP noninterest expense	$45,941	$40,611

Reported noninterest income	$11,157	$8,770
Less: Gain on sale of assets	641	-
Non-GAAP noninterest income	$10,516	$8,770

Reported net income	$16,008	$12,550
Less: Gain on sale of assets, net tax	416	-
Add: Merger-related expenses, net tax	560	1,166
Non-GAAP net income	$16,152	$13,716

Diluted EPS	$2.25	$1.79
Less: Gain on sale of assets	0.06	-
Add: Merger-related expenses	0.08	0.17
Non-GAAP diluted EPS	$2.27	$1.96

Reported net income	$16,008	$12,550
Add: Amortization CDI, net tax	520	483
Non-GAAP tangible income	$16,528	$13,033

Total Assets	$1,556,732	$1,551,912
Less: Intangibles	12,762	15,305
Non-GAAP tangible assets	$1,543,970	$1,536,607

Total shareholders' equity	$179,843	$165,046
Less: Intangibles	12,762	15,305
Non-GAAP tangible shareholders' equity	$167,081	$149,741
Common equity ratio	11.55%	10.64%
Less: Intangibles	0.73	0.90
Non-GAAP tangible common equity ratio	10.82%	9.74%

Return on average equity	9.19%	7.83%
Add: Intangibles	1.13	0.70
Non-GAAP return average tangible equity	10.32%	8.53%

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets, impact of the gain on the sale of a banking center and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2015, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,	%	September 30,
	2016	2015	Change	2016
Assets
Cash and cash equivalents	$ 29,314,741	$ 24,797,599	18%	$ 23,953,080
Interest-bearing deposits in banks	1,884,000	5,143,585	(63)	2,129,000
Investment securities available for sale, at fair value	183,729,857	176,762,200	4	170,992,673
Investment securities held to maturity	13,365,479	13,926,861	(4)	13,448,484
Mortgage loans held for sale	4,156,186	5,651,250	(27)	10,643,389
Loans, net of unearned income	1,227,833,309	1,224,365,916	-	1,233,369,734
Allowance for loan losses	(12,510,708)	(9,547,487)	31	(12,193,181)
Total loans, net of allowance for loan losses	1,215,322,601	1,214,818,429	-	1,221,176,553
Office properties and equipment, net	39,566,639	40,815,744	(3)	39,359,536
Cash surrender value of bank-owned life insurance	20,149,553	19,666,900	3	20,028,198
Accrued interest receivable and other assets	49,242,977	50,329,032	(2)	47,810,976
Total Assets	$ 1,556,732,033	$ 1,551,911,600	-	$ 1,549,541,889

Liabilities
Deposits	$ 1,248,072,453	$ 1,244,216,516	-%	$ 1,220,830,228
Federal Home Loan Bank advances	118,533,173	125,152,598	(5)	138,829,490
Accrued interest payable and other liabilities	10,283,383	17,496,132	(41)	12,520,553
Total Liabilities	1,376,889,009	1,386,865,246	(1)	1,372,180,271

Shareholders' Equity
Common stock	73,502	72,399	2%	73,219
Additional paid-in capital	79,425,604	76,948,914	3	78,853,758
Common stock acquired by benefit plans	(4,315,223)	(4,711,260)	(8)	(4,426,601)
Retained earnings	104,647,375	91,864,543	14	101,257,222
Accumulated other comprehensive income	11,766	871,758	(99)	1,604,020
Total Shareholders' Equity	179,843,024	165,046,354	9	177,361,618
Total Liabilities and Shareholders' Equity	$ 1,556,732,033	$ 1,551,911,600	-	$ 1,549,541,889

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Year Ended
	December 31,		%	December 31,		%
	2016	2015	Change	2016	2015	Change
Interest Income
Loans, including fees	$ 15,971,349	$ 16,049,010	(1)%	$ 63,731,508	$ 54,466,025	17%
Investment securities	870,457	992,658	(12)	3,676,582	3,743,983	(2)
Other investments and deposits	80,775	49,961	62	276,224	199,646	38
Total interest income	16,922,581	17,091,629	(1)	67,684,314	58,409,654	16

Interest Expense
Deposits	937,483	957,044	(2)%	3,701,244	3,072,725	20%
Securities sold under repurchase agreements	-	-	-	-	39,126	(100)
Federal Home Loan Bank advances	383,194	378,127	1	1,567,127	753,542	108
Total interest expense	1,320,677	1,335,171	(1)	5,268,371	3,865,393	36
Net interest income	15,601,904	15,756,458	(1)	62,415,943	54,544,261	14
Provision for loan losses	500,000	669,604	(25)	3,200,000	2,070,894	55
Net interest income after provision for loan losses	15,101,904	15,086,854	0	59,215,943	52,473,367	13

Noninterest Income
Service fees and charges	977,049	1,063,195	(8)%	4,060,906	3,937,797	3%
Bank card fees	666,769	590,388	13	2,603,075	2,413,459	8
Gain on sale of loans, net	564,434	408,329	38	1,770,249	1,527,721	16
Income from bank-owned life insurance	121,355	123,380	(2)	482,653	503,790	(4)
Gain on the sale of securities, net	-	4,227	(100)	-	7,279	(100)
Gain (loss) on the sale of assets, net	(45,057)	1,159	(3,988)	595,523	(491,109)	221
Other income	343,144	264,204	30	1,644,758	870,582	89
Total noninterest income	2,627,694	2,454,882	7	11,157,164	8,769,519	27

Noninterest Expense
Compensation and benefits	6,788,326	6,944,659	(2)%	27,633,636	25,035,862	10%
Occupancy	1,315,614	1,319,542	(0)	5,254,889	4,875,945	8
Marketing and advertising	413,437	134,162	208	1,062,935	486,341	119
Data processing and communication	1,142,859	1,211,982	(6)	4,967,028	4,044,553	23
Professional fees	185,616	393,598	(53)	983,445	1,755,286	(44)
Forms, printing and supplies	135,701	188,515	(28)	623,495	596,748	4
Franchise and shares tax	161,456	200,046	(19)	820,774	650,461	26
Regulatory fees	345,818	271,091	28	1,317,015	1,122,254	17
Foreclosed assets, net	186,049	(34,525)	639	139,578	443,228	(69)
Other expenses	1,282,621	923,833	39	3,994,022	3,011,748	33
Total noninterest expense	11,957,497	11,552,903	4	46,796,817	42,022,426	11
Income before income tax expense	5,772,101	5,988,833	(4)	23,576,290	19,220,460	23
Income tax expense	1,490,047	2,025,942	(27)	7,567,954	6,670,559	13
Net income	$ 4,282,054	$ 3,962,891	8	$ 16,008,336	$ 12,549,901	28

Earnings per share - basic	$ 0.62	$ 0.59	5%	$ 2.34	$ 1.87	25%
Earnings per share - diluted	$ 0.60	$ 0.56	7	$ 2.25	$ 1.79	26

Cash dividends declared per common share	$ 0.12	$ 0.08	50%	$ 0.41	$ 0.30	37%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	December 31,		%	Months Ended	%
	2016	2015	Change	September 30, 2016	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 16,923	$ 17,092	(1)%	$ 16,847	-%
Total interest expense	1,321	1,335	(1)	1,308	1
Net interest income	15,602	15,757	(1)	15,539	-
Provision for loan losses	500	670	(25)	800	(38)
Total noninterest income	2,628	2,455	7	2,515	5
Total noninterest expense	11,957	11,553	4	10,643	12
Income tax expense	1,491	2,026	(26)	2,251	(34)
Net income	$ 4,282	$ 3,963	8	$ 4,360	(2)

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,545,831	$ 1,552,392	-%	$ 1,533,164	1%
Total interest-earning assets	1,439,103	1,433,143	-	1,426,206	1
Totals loans	1,225,873	1,216,244	1	1,226,547	-
Total interest-bearing deposits	940,052	944,355	(1)	931,119	1
Total interest-bearing liabilities	1,061,377	1,082,400	(2)	1,059,152	-
Total deposits	1,235,471	1,232,109	-	1,222,232	1
Total shareholders' equity	178,808	164,100	9	175,980	2

SELECTED RATIOS (1)
Return on average assets	1.11%	1.02%	9%	1.14%	(3)%
Return on average equity	9.58	9.66	(1)	9.91	(3)
Return on average tangible common equity(2)	10.62	11.12	(5)	11.04	(4)
Common equity ratio	11.55	10.64	9	11.45	1
Tangible common equity ratio(3)	10.82	9.74	11	10.70	1
Efficiency ratio (4)	65.59	63.44	3	58.95	11
Average equity to average assets	11.57	10.57	10	11.48	1
Tier 1 leverage capital ratio(5)	9.94	8.74	14	9.73	2
Total risk-based capital ratio(5)	13.96	12.43	12	13.55	3
Net interest margin (6)	4.30	4.36	(1)	4.32	(1)

PER SHARE DATA
Basic earnings per share	$ 0.62	$ 0.59	5%	$ 0.63	(2)%
Diluted earnings per share	0.60	0.56	7	0.61	(2)
Book value at period end	24.47	22.80	7	24.22	1
Tangible book value at period end	22.73	20.68	10	22.45	1

PER SHARE DATA
Shares outstanding at period end	7,350,102	7,239,821	2%	7,321,837	-%
Weighted average shares outstanding
Basic	6,897,135	6,760,307	2%	6,871,727	-%
Diluted	7,165,278	7,045,275	2	7,123,727	1

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes divided by average common shareholders' equity less average intangible assets.
(3)	Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(4)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(5)	Estimated capital ratios are end of period ratios for the Bank only.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	December 31, 2016			September 30, 2016			December 31, 2015
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1)
Nonaccrual loans	$ 1,463	$ 12,290	$ 13,753	$ 1,457	$ 17,155	$ 18,612	$ 2,604	$ 5,651	$ 8,255
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	1,463	12,290	13,753	1,457	17,155	18,612	2,604	5,651	8,255
Foreclosed assets	2,171	722	2,893	2,139	412	2,551	3,012	116	3,128
Total nonperforming assets	3,634	13,012	16,646	3,596	17,567	21,163	5,616	5,767	11,383
Performing troubled debt restructurings	519	1,270	1,789	522	927	1,449	492	798	1,290
Total nonperforming assets and troubled
debt restructurings	$ 4,153	$ 14,282	$ 18,435	$ 4,118	$ 18,494	$ 22,612	$ 6,108	$ 6,565	$ 12,673

Nonperforming assets to total assets			1.07%			1.37%			0.73%
Nonperforming loans to total assets			0.88			1.20			0.53
Nonperforming loans to total loans			1.12			1.51			0.67
Allowance for loan losses to nonperforming assets			75.16			57.62			83.88
Allowance for loan losses to nonperforming loans			90.97			65.51			115.66
Allowance for loan losses to total loans			1.02			0.99			0.78

Year-to-date loan charge-offs			$ 446			$ 249			$ 562
Year-to-date loan recoveries			209			195			279
Year-to-date net loan charge-offs			$ 237			$ 54			$ 283
Annualized YTD net loan charge-offs to total loans			0.02%			-%			0.02%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Purchased credit impaired loans accounted for in pools with an accretable yield are considered to be performing and are excluded from the table. Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

CONTACT: John W. Bordelon, President and CEO (337) 237-1960